UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2025

ARMATA PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Washington	001-37544	91-1549568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5005 McConnell Avenue, Los Angeles, California	90066
(Address of principal executive offices)	(Zip Code)

(310) 655-2928

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	ARMP	NYSE American

Item 1.01	Entry into a Material Definitive Agreement.

On March 12, 2025, Armata Pharmaceuticals, Inc. (the “Company”) announced in the press release furnished hereto as Exhibit 99.1 that, on March 12, 2025, it had entered into, as borrower, a credit and security agreement (the “March 2025 Credit Agreement”) with Innoviva Strategic Opportunities LLC (“Innoviva”), a wholly owned subsidiary of Innoviva, Inc., a principal shareholder of the Company. The March 2025 Credit Agreement provides for a secured term loan facility in an aggregate amount of $10 million (the “Loan”) at an interest rate of 14.0% per annum, and has a maturity date of March 12, 2026. Repayment of the Loan is guaranteed by the Company’s domestic subsidiaries, and the Loan is secured by substantially all of the assets of the Company and the subsidiary guarantors.

The March 2025 Credit Agreement contains customary affirmative and negative covenants and representations and warranties, including financial reporting obligations and certain limitations on indebtedness, liens, investments, distributions (including dividends), collateral, investments, mergers or acquisitions and fundamental corporate changes. The March 2025 Credit Agreement also includes customary events of default, including payment defaults, breaches of provisions under the loan documents, certain losses or impairment of collateral and related security interests, the occurrence of certain events that could reasonably be expected to have a “material adverse effect” as set forth in the March 2025 Credit Agreement, certain bankruptcy or insolvency events, and a material deviation from the Company’s operating budget.

Concurrently with the execution of the March 2025 Credit Agreement, the Company entered into amendments (together, the “Amendments”) to: (i) that certain credit and security agreement (the “First Amendment to March 2024 Credit Agreement”), dated March 4, 2024, by and among the Company, as borrower, Innoviva, as lender, and certain domestic subsidiaries of the Company, as guarantors; (ii) that certain credit and security agreement (the “Third Amendment to July 2023 Credit Agreement”), dated as of July 10, 2023, by and among the Company, as borrower, Innoviva, as lender, and certain domestic subsidiaries of the Company, as guarantors; and (iii) that certain secured convertible credit and security agreement (the “Fourth Amendment to Convertible Credit Agreement”), dated as of January 10, 2023, by and among the Company, as borrower, Innoviva, as lender, and certain domestic subsidiaries of the Company, as guarantors. Pursuant to the Amendments, the parties agreed to extend the maturity date of each loan to March 12, 2026.

The foregoing descriptions of the March 2025 Credit Agreement, the First Amendment to March 2024 Credit Agreement, the Third Amendment to July 2023 Credit Agreement, and the Fourth Amendment to Convertible Credit Agreement are qualified in their entirety by the full text of such documents, which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 12, 2025, the Company issued a press release announcing the matters discussed under Item 1.01 of this Current Report on Form 8-K. The full text of the press release issued in connection with this announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and the attached Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 and the attached Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Credit and Security Agreement, dated March 12, 2025.
10.2	First Amendment to March 2024 Credit Agreement.
10.3	Third Amendment to July 2023 Credit Agreement.
10.4	Fourth Amendment to Convertible Credit Agreement.
99.1	Press Release, dated March 12, 2025.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2025	Armata Pharmaceuticals, Inc.

	By:	/s/ David D. House
	Name:	David D. House
	Title:	Senior Vice President, Finance and Principal Financial Officer